Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-189629) pertaining to the 2008 Stock Incentive Plan, 2013 Stock Incentive Plan, and 2013 Employee Stock Purchase Plan of Epizyme, Inc. of our report dated February 27, 2014, with respect to the consolidated financial statements of Epizyme, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2014